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Exhibit 23

CONSENT OF REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-78449, 333-89838, 333-116352, 333-116353, 333-135072, 333-153426, and 333-159755) of Eagle Bancorp, Inc., and the Registration Statements on Form S-3 (Nos. 333-140314, 333-156560, and 333-160956) of Eagle Bancorp, Inc., of our report dated March 14, 2011, relating to the Consolidated Balance Sheets of Eagle Bancorp, Inc. as of December 31, 2010 and 2009, and the related Consolidated Statements of Operations, Changes in Stockholders' Equity and Cash Flows for each of the years ended December 31, 2010, 2009, and 2008, and the effectiveness of internal control over financial reporting as of December 31, 2010, which reports appear in the December 31, 2010 annual report on Form 10-K of Eagle Bancorp, Inc.

/S/  Stegman & Company

Baltimore, Maryland
March 15, 2011

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  Exhibit 23
CONSENT OF REGISTERED PUBLIC ACCOUNTING FIRM